Exhibit 5.1

Boston  Brussels  Chicago  Düsseldorf  London  Los Angeles  Miami  Munich

New York  Orange County  Rome  San Diego  Silicon Valley  Washington, D.C.

Strategic alliance with MWE China Law Offices (Shanghai)

April 20, 2012

Heritage-Crystal Clean, Inc.

2175 Point  Boulevard, Suite 375

Elgin, IL  60123

Re:          Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Heritage-Crystal Clean, Inc., a Delaware corporation (the “Company”), in connection with (i) the registration statement on Form S-3 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering on a delayed basis pursuant to Rule 415 under the Act of up to $75,000,000 in aggregate amount of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) shares of one or more classes of the Company’s preferred stock as may be designated from time to time by the Board of Directors of the Company, (c) warrants, (d) depositary shares, (e) stock purchase contracts, (f) stock purchase units, (g) rights and (h) units of the foregoing securities; and (ii) the prospectus supplement, dated April 19, 2012  (the “Prospectus Supplement”) relating to the issue and sale pursuant to the Registration Statement of 2,956,521 shares of Common Stock of the Company, and up to 443,479 shares of Common Stock of the Company issuable upon exercise of an over-allotment option granted by the Company (the “Shares”).

The Shares are to be issued and sold by the Company pursuant to an underwriting agreement, dated as of April 19, 2012 (the “Underwriting Agreement”) by and between the Company and William Blair & Company, L.L.C., as representative of the several underwriters named therein, which will be filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, dated April 19, 2012.

In arriving at the opinions expressed below, we have examined and relied, to the extent we deemed proper, on a signed copy of the Registration Statement, a copy of the Prospectus Supplement (each as filed with the Commission), the Underwriting Agreement, resolutions and minutes of meetings of the stockholders and the Board of Directors of the Company, including committees thereof, each as provided to us by the Company, the certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of all natural persons.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the laws of the State of Illinois and the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, as amended.

This opinion speaks only as of the date hereof and only as to the matters expressly set forth herein.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed herein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ McDermott Will & Emery LLP